Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE CHIEF EXCECUTIVE

OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report on Form 10-Q of Nash Finch Company, (the “Company”) for the period ended June 18, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ron Marshall and LeAnne M. Stewart, Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:

(1)                                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: July 21, 2005

	By:	/s/ Ron Marshall
Name: Ron Marshall
Title: Chief Executive Officer

	By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Senior Vice President and
Chief Financial Officer